UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7 2013

DIALOGIC INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33391	94-3409691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1504 McCarthy Boulevard Milpitas, California		95035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 750-9400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 7, 2013, Nick Jensen resigned from the Board of Directors (the “Board”) of Dialogic Inc. (the “Company”), effective as of February 8, 2013. Mr. Jensen’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01. Other Events

The Company is providing the following information to update the investing public regarding the Company’s total and publicly held shares outstanding. Following the resignation of Mr. Jensen, and the resultant reclassification of shares held by Mr. Jensen and his affiliates into the public float, the Company now reports 6,903,643 publicly held shares outstanding. Accordingly, based on the consolidated closing bid price of $2.37 per share on February 8, 2013, the Company’s market value of publicly held shares increased to $16,361,633.

As previously disclosed on December 28, 2012, the Company was notified by The NASDAQ Stock Market that it did not satisfy NASDAQ Listing Rule 5810(c)(3)(D) (the “Rule”), which requires the Company to maintain a minimum of $15 million in market value of its publicly held shares, and the Company has requested and been granted a hearing before the NASDAQ Listing Qualifications Panel to present its plan to remedy the deficiency.

The table attached as Exhibit 99.1 to this Current Report on Form 8-K sets forth certain information known to us with respect to the beneficial ownership of our common stock as of February 8, 2013 by (1) all persons who are beneficial owners of 5% or more of our voting securities, (2) each director, (3) each executive officer, and (4) all directors and executive officers as a group. The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 15,863,894 shares of common stock issued and outstanding.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Security Ownership of Certain Beneficial Owners and Management Table as of February 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIALOGIC INC.

Dated: February 11, 2013

	By:	/s/ Anthony Housefather
Anthony Housefather
EVP Corporate Affairs and General Counsel